Exhibit 5

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER	WRITER’S EMAIL
(202) 274-2000

July 28, 2010

Board of Directors
Jacksonville Bancorp, Inc.
1211 West Morton Avenue
Jacksonville, Illinois 62650

Re:	Jacksonville Bancorp, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Jacksonville Bancorp, Inc. (the “Company”) to be issued pursuant to the Jacksonville Savings Bank 2001 Stock Option Plan and the Jacksonville Savings Bank 1996 Stock Option Plan (the “Stock Option Plans”) and participation interests in the Common Stock of the Company offered or sold to the Jacksonville Savings Bank  401(k) Sharing Plan and Trust (“401(k) Plan”).

In rendering the opinion expressed herein, we have reviewed the Charter of the Company, the Stock Option Plans, the 401(k) Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock of the Company and the part, when issued in accordance with the terms and conditions of the Stock Option Plans and the participation interests offered or sold to the 401(k) Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick
        Luse Gorman Pomerenk & Schick,
                   A Professional Corporation